Exhibit 4.1

Document processing fee		Colorado Secretary of State
If document is filed on paper	$125.00	Date and Time: 11/22/2006 09:11 AM
If document is filed electronically	**$ 25.00**	Id Number: 19881060803
		Document number: 20061476756

E-Filed

Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

Amended and Restated Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID number: 19881060803

1. Entity name: Lifeline Therapeutics, Inc.
   (If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) Lifevantage Corporation

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   ☐ "bank" or "trust" or any derivative thereof
   ☐ "credit union" ☐ "savings and loan"
   ☐ "insurance", "casualty", "mutual", or "surety"

4. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

   OR

   If the corporation's period of duration as amended is perpetual, mark this box: ☑

5. The amended and restated constituent filed document is attached.

6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

AMDRST_PC Page 1 of 2 Rev. 11/16/2005

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Onody	Stephen	K.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

6400 South Fiddler's Green Circle

Suite 1970

(Street name and number or Post Office Box information)

Greenwood Village	CO	80111
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

AMDRST_PC Page 2 of 2 Rev. 11/16/2005

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LIFEVANTAGE CORPORATION

ARTICLE I
NAME OF CORPORATION
The name of this corporation (the “Corporation”) is Lifevantage Corporation.
ARTICLE II
PERIOD OF DURATION
The duration of the Corporation shall be perpetual.
ARTICLE III
PRINCIPAL OFFICE AND REGISTERED AGENT
The address of the Corporation’s principal office is: 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, Colorado 80111.
The registered agent of the Corporation is Gerald J. Houston at the Corporation’s principal office as set forth above.
ARTICLE IV
CORPORATE PURPOSE
The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of Colorado.
ARTICLE V
AUTHORIZED CAPITAL STOCK
5.1. Number of Shares. The capital stock that the Corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of (a) two hundred-fifty million (250,000,000) shares of Common Stock and (b) fifty million (50,000,000) shares of Preferred Stock, par value of $.0001 per share.
5.2 Powers, Preferences and Rights of Capital Stock. The designations and the preferences, limitations and relative rights granted to or imposed upon the shares of each class of capital stock, except as the Board of Directors of the Corporation is herein authorized to determine by resolution, are as follows:
(a) Common Stock.
(i) Voting Rights. Except as expressly provided by law, or as provided by resolution of the Board of Directors pursuant to the authority granted under Section 5.2(b), all voting rights shall be vested in the holders of the Common Stock. Each holder of Common Stock shall be entitled to one vote for each share held on each matter to be voted on by the shareholders of the Corporation, except as otherwise provided in these Articles of Incorporation or by law.
(ii) Dividends. After the payment of any preferential dividends to the holders of shares of Preferred Stock, if any, and subject to any other applicable provisions of Section 5.2(b), dividends may be declared upon and paid to the holders of the Common Stock.
(iii) Rights Upon Liquidation. In the event of voluntary or involuntary liquidation or dissolution of the Corporation, after payment in full of all amounts required to be paid to the holders of the Preferred Stock, the holders of the Common Stock shall be entitled, to the extent not otherwise limited by the terms of any series of Preferred Stock then outstanding, to share ratably in all remaining assets of the Corporation.
(iv) Cumulative Voting. Cumulative voting shall not be used in the election of directors.
(v) Preemptive Rights. No shareholder of the Corporation shall have any preemptive rights to subscribe for, purchase or acquire any unissued shares of capital stock of the Corporation of any class, whether now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.
(vi) Restrictions on Transfer. The Corporation shall have the right to restrict the transfer of any or all shares of capital stock at the time of issuance, or thereafter with the consent of the holder or holders of the shares to be restricted, the terms of said restriction to be clearly legended on the certificate or certificates representing such shares and set forth in the stock transfer records of the Corporation.
(vii) Quorum. At all meetings of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.
(b) Preferred Stock. The Board of Directors is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series or classes, with such designation, preferences, limitations, and relative rights as shall be expressed in articles of amendment to these Articles of Incorporation, which shall be adopted by the Board of Directors and shall be effective without shareholder action, as provided in Section 7-106-102 of the Colorado Business Corporation Act (the “CBCA”).
5.3 Reclassification of Series A Common Stock. Immediately upon filing of these Articles of Incorporation with the Secretary of State of Colorado (the “Effective Time”), each share of the Corporation’s Series A Common Stock issued and outstanding immediately prior to the Effective Time (the “Series A Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of Series A Common Stock, be reclassified into one share of Common Stock. The reclassification of the Series A Common Stock into Common Stock shall occur at the Effective Time regardless of when the certificates representing such Series A Common Stock are surrendered to the Corporation in exchange for certificates representing Common Stock. After the Effective Time, certificates representing the Series A Common Stock shall, until surrendered to the Corporation in exchange for Common Stock, represent the shares of Common Stock into which such Series A Common Stock shall have reclassified. Upon surrender by a holder of Series A Common Stock of a certificate or certificates for Common Stock, duly endorsed, to the Corporation for cancellation and reissuance, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of a certificate representing Series A Common Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.
ARTICLE VI
SHAREHOLDER ACTION BY WRITTEN CONSENT
Any action required or permitted by the CBCA to be taken at a shareholders’ meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing.
ARTICLE VII
BOARD OF DIRECTORS
All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors of the Corporation. The authorized number of directors of the Corporation may be stated in or fixed in accordance with the bylaws of the Corporation.
ARTICLE VIII
AMENDMENT OF ARTICLES OF INCORPORATION
The Corporation expressly reserves the right to amend, alter, change or repeal any provision contained in, or to add any provisions to, its Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the provisions of the statutes of the State of Colorado, and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.
ARTICLE IX
SHAREHOLDER VOTING
If a quorum exists at a meeting of shareholders of the Corporation, action on a matter other than the election of directors is approved if the votes cast within each voting group favoring the action exceed the votes cast within such voting group opposing the action, unless the vote of a greater number is required by the CBCA or these Articles of Incorporation.
ARTICLE X
INDEMNIFICATION; LIMITATION ON LIABILITY
10.1 Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another entity corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.
10.2 Director Liability. There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director’s duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the CBCA or any successor provision, or any transaction from which a director derived an improper personal benefit, or as otherwise limited by law. This Section 10.2 shall apply to any person who has ceased to be a director of the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a director. This Section 10.2 shall not be construed to limit or modify in any way a director’s right to indemnification or other right whatsoever under these Articles of Incorporation, the Corporation’s bylaws, or the CBCA. If the CBCA is hereafter amended to authorize the further elimination of the liability of the Corporation’s directors, in addition to the limitation of personal liability provided herein, the directors’ liability shall be limited to the fullest extent permitted by the CBCA as so amended. Any repeal or modification of this Section 10.2 shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds of shareholders’ total voting power shall be required to amend or repeal, or adopt any provision inconsistent with this Section 10.2.
ARTICLE XI
BUSINESS COMBINATIONS
11.1 Definitions. As used in this Article, the term:
(a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(b) “Associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(c) “Business Combination” means:
(i) any merger, consolidation or plan of share exchange involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) an interested Shareholder (as hereinafter defined), or (B) with any other corporation, partnership, unincorporated association or other entity if the merger, consolidation or plan of share exchange is caused by the Interested Shareholder and as a result of such merger, consolidation or plan of share exchange Section 11.2 is not applicable to the surviving entity;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately with all other shareholders of the Corporation, to or with the

Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to an Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Shareholder became such (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (D) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;
(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or
(v) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(e) “Interested Shareholder” means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder, and the Affiliates and Associates of such person; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of Section 11.1(i) but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(f) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(g) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(h) “voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.
(i) “owner,” including, the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or Associates:
(i) beneficially owns such stock, directly or indirectly; or
(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.
11.2 Restriction on Certain Business Combinations. Notwithstanding any other provisions contained in these Articles of Incorporation, the Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:
(a) Prior to such time the Board of Directors of the Corporation approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;
(b) Upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c) At or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting, of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the Interested Shareholder.
11.3 Exemptions. The restrictions contained in this Article XI shall not apply if:
(a) The Corporation, by action of the shareholders, adopts an amendment to these Articles of Incorporation expressly repealing this Article XI; provided that, in addition to any other vote required by law, such amendment to the Articles of Incorporation must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this Section 11.3(a) shall not be effective until 12 months after the adoption of such amendment and shall not apply to any Business Combination between the Corporation and any person who became an Interested Shareholder of the Corporation on or prior to the date of such adoption;
(b) A shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(c) The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under this Article XI of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 11.3(c); (ii) is with or by a person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the approval of the Corporation’s Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger, consolidation or plan of share exchange involving the Corporation (except for a merger in respect of which, pursuant to Section 7-111-104 of the CBCA or any successor provision thereto, no vote of the shareholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 11.3(c).
11.4 Shareholder Vote Requirement. No provision of these Articles of Incorporation or the Corporation’s bylaws shall require, for any vote of shareholders required by this section, a greater vote of shareholders than that specified in this section.

Document processing fee
If document is filed on paper $150.00
If document is filed electronically Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

20071237953 C
$ 150.00
SECRETARY OF STATE
05-17-2007 15:23:13

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-305 and, if applicable, §7-90-703 of the Colorado Revised Statutes (C.R.S)

Document number (of filed document to be corrected): 20061476756

ID number: 19881060803

1. Entity name: Lifevantage Corporation

2. True name (if different from the entity name): ______

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 20.

3. Corrections made below are intended to update the entity's current information ☑

OR

Corrections made below are intended for historical purposes only, and not to update the entity's current information ☐.

4. Correction of entity name of record ______

5. Correction of true name of record ______

6. Correction of entity form of record ______

7. Correction of jurisdiction of formation of record ______

8. Correction of registered agent of record (if an individual) ______ *(Last)* ______ *(First)* ______ *(Middle)* ______ *(Suffix)*

OR (if a business organization) ______

The person appointed as registered agent in the document has consented to being so appointed.

CORRECT Page 1 of 4 Rev. 5/11/2007

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent street address of record

____
(Street name and number)

____

__________ CO __________
(City) (State) (Postal/Zip Code)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent mailing address of record*
(if different from above)

____
(Street name and number or Post Office information)

____

__________ ____ __________
(City) (State) (Postal/Zip Code)

__________ __________
(Province – if applicable) (Country – if not US)

***If this address is being deleted entirely, mark this box ☐.**

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

11. *(If the following statement applies, adopt the statement by marking the box.)*
☐ The person appointed as the registered agent for the entity in the document identified above has not consented to be appointed as registered agent or is otherwise not the registered agent for the entity. Such person has delivered notice of the correction to the entity.

12. Correction of principal office street address of record

____
(Street name and number)

____

__________ ____ __________
(City) (State) (Postal/Zip Code)

__________ __________
(Province – if applicable) (Country – if not US)

13. Correction of principal office mailing address of record*
(if different from above)

____
(Street name and number or Post Office information)

____

__________ ____ __________
(City) (State) (Postal/Zip Code)

__________ __________
(Province – if applicable) (Country – if not US)

***If this address is being deleted entirely, mark this box ☐.**

14. Correction of delayed effective

CORRECT Page 2 of 4 Rev. 5/11/2007

date of record
(only for filed documents that have not become effective) ____________ *(mm/dd/yyyy)*

15. Correction of period of duration of record

If the entity's period of duration as corrected is perpetual, mark this box ☐

OR

If period of duration is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

16. If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

17. Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). *(only for filed documents that have become effective)*

18. If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19. If this statement of correction affects this record's status, mark this box ☐.

20. *(If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)*
☐ The filed document is revoked.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

21. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Barnes	Sarah		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

c/o Kendall, Koenig & Oelsner PC
(Street name and number or Post Office Box information)
999 Eighteenth Street, Suite 1825

Denver	CO	80202
(City)	*(State)*	*(Postal/Zip Code)*

____________ *(Province – if applicable)* ____________ *(Country – if not US)*

CORRECT Page 3 of 4 Rev. 5/11/2007

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

CORRECT Page 4 of 4 Rev. 5/11/2007

STATEMENT OF CORRECTION
TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LIFEVANTAGE CORPORATION

LIFEVANTAGE CORPORATION, a corporation organized and existing under and by virtue of the Colorado Business Corporation Act (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Lifevantage Corporation.

SECOND: The original Articles of Incorporation of the Corporation were filed with the Colorado Secretary of State on June 10, 1988 under the name Andraplex Corporation. Articles of Amendment to the Articles of Incorporation were filed with the Colorado Secretary of State on January 29, 1992 and September 30, 2004. The Amended and Restated Articles of Incorporation of the Corporation were filed with the Colorado Secretary of State on November 22, 2006.

THIRD: The Amended and Restated Articles of Incorporation of the Corporation filed with the Colorado Secretary of State on November 22, 2006 (the “Restated Articles”) require correction as permitted by Section 7-90-305 of the Colorado Business Corporation Act and part 3 of Article 90 of Title 7 of the Colorado Revised Statutes.

FOURTH: The inaccuracy of the Restated Articles is found in Section 5.1 of Article V of the Restated Articles. The par value of the Corporation’s Common Stock was omitted from the Restated Articles and the par value of the Corporation’s Preferred Stock was incorrectly stated in the Restated Articles.

FIFTH: Section 5.1 of Article V of the Corporation’s Restated Articles shall be amended and restated to read in its entirety as follows:

5.1    Number of Shares. The capital stock that the Corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of (a) two hundred-fifty million (250,000,000) shares of Common Stock, par value of $.001 per share, and (b) fifty million (50,000,000) shares of Preferred Stock, par value of $.001 per share.

SIXTH: The foregoing correction to the Amended and Restated Articles of Incorporation of the Corporation has been executed, acknowledged and filed in accordance with the provisions of Section 7‑90-305 of the Colorado Business Corporation Act and part 3 of Article 90 of Title 7 of the Colorado Revised Statutes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Statement of Correction to be signed by its Chief Executive Officer this 17th day of May, 2007.

LIFEVANTAGE CORPORATION

By: /s/ James J. Krejci
Name: James J. Krejci
Title: Chief Executive Officer